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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Summary Combined Historical Financial Data," "Selected Combined Historical Financial Data," and "Experts," and to the use of our reports dated March 21, 1997, except as to
Note 12 the date of which is May 7, 1997, in the Amendment No. 1 to Registration Statement (Form S-4) and related Prospectus of American Builders & Contractors Supply Co., Inc. for the registration of $100,000,000 principal amount of 10 5/8% Senior Subordinated Notes due 2007.

                                          Ernst & Young LLP

Milwaukee, Wisconsin

June 24, 1997